Exhibit 99.1

Tollgrade Communications, Inc. Correcting and Preventing Telco and Cable Network Service Problems

Tollgrade Is Hanging Tough "Prosperity is not without many fears and distastes; and adversity is not without comforts and hopes." Sir Francis Bacon

Revenue Tracks CapEx Cuts Dollars in Thousands 1997 1998 1999 2000 2001 2002 Revenue 45421 46277 61111 114426 82239 58575 REDUCTION EQUAL TO RATE OF RBOC CAP EX REDUCTION

Making Operating Cash 1997 1998 1999 2000 2001 2002 Operating cash 2587295 5760774 9281220 21907169 41291101 17571000 STILL GENERATED $17.6M IN OPERATING CASH

Performing Better Than Peers

- Maintained Profitability (5.7 % Net Income)
- Generated $ 17.6 Million in Operating Cash
- No Debt; $43.6 In Cash After Cheetah Deal
- Expanded Market Share (LoopCare and Cheetah Deals)
- Won new business
  - RBOC DSL Software - SBC and Verizon (Q1)
  - RBOC LTS Replacement - SBC and Qwest (Q1)
  - $ Million LoopCare Feature Sales – LTCN, Corba, ATP
  - New CLEC POTS and DSL - nTelos, PBT, Century, FDN
  - New International POTS and DSL - UK, Italy, Bahamas, Saudi
- Focused R&D for the future
  - DWN and DigiTest Edge

PROPRIETARY • TOLLGRADE AND AUTHORIZED CLIENTS ONLY
This document contains proprietary information that shall be distributed or routed only within Tollgrade Communications, Inc. and its authorized clients, except with written permission of Tollgrade.

TOLLGRADE
TLGD 6-14-03 6

Review What We Do

What We Do If Your Voice Line Is Down, We Tell Them What's Wrong Measure Line Qualities and Turn Them Into Easy-To- Understand Diagnosis We Make Sure Cable Companies' HFC Networks Are Running Properly Monitor Power Supplies; Don't Have Back-Up Power

Translate To Core Businesses Consumer Access Test and Management Centralized test solutions for residential and small business customers. Broadband Edge Test and Management DSL-oriented, remote test solutions for the edge of the DSLAM access network. Cable Broadband Monitoring Remote cable monitoring solutions for the HFC network.

Consumer Access Test

3 Basic Elements of Testing Access The Lines Measurement The Electrical Characteristics Analysis The Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data Electrical Data

150 Million Lines Under Test

Consumer Access Products LoopCare Test OSS Currently managing more than 150 million of the copper facilities worldwide MCU Test Extension Patented technology extends the reach of switch-based test access through fiber DigiTest Measurement Nodes Centralized test solution for POTS and DSL deployment

Broadband Edge Products DigiTest EDGE is a global test platform for the network edge, to be used for pre-qualification, installation validation and troubleshooting in support of Broadband Service Delivery. LoopCare Test OSS Telaccord 1000

Cable Broadband Monitoring CheetahLight(tm)

Professional Services Programs to implement new technologies, migrate to new test access platforms and maintain current network operations PLANNING AND DESIGN IMPLEMENTATION MANAGEMENT Installation Services Training Services Project Management Service Assurance Programs Custom Consulting Staff Augmentation Warranty Services Technical Support HW Maintenance SW Maintenance NOC/Outsourcing Staff Augmentation Custom Consulting Network Design Interoperability Testing Integration Services Custom Consulting

Solid Indy and International Hits

2003 Strategic Goals Telco: Focus On Centralized Consumer Testing Share, Share, Share Old Test Head Replacement & Current Expansion Remote Office Test Head Test Head Crash Kit Keep Testability Percentage High DSL POTS Flow Cheap DSL RT Solutions Expand Internationally Get Ready For IP

2003 Strategic Goals Share, Share, Share Cable: Focus On Performance Management Re-brand Under Cheetah Umbrella Harvest Market Dominance Leverage CheetahLight On Incumbent Share Introduce Lower-Cost Solutions Integrate Under One Software Umbrella More Than A Status Monitoring Company Return Path Partnerships Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP

A Word About Q1 2003

- Finished At High End of Range
  - $ 14.5 Million Revenue; $ .03 EPS; Beat Consensus
  - Cheetah On Track; Accretive To Earnings
    - CheetahLight Also Strong
  - Cash From Operations $ 6.3 Million
  - Margins 52 % ($200K ACTR Bad Debt Reserve; Cheetah Purchased Backlog Fast Amortization Unusual Events)
- Highlights
  - Cheetah Deal Closed; Profitable In Seven Weeks
  - Big AFC Order ($ 3.2 Million; $ 900K In Q2)
  - Closed SBC Maintenance For 3 Year @ An Increase
  - Solid LoopCare Quarter (BellSouth, Verizon, Frontier)
  - DigiTest Qwest SOLTS Project For DigiTest
  - Strong CheetahLight and CheetahNet Quarters

PROPRIETARY • TOLLGRADE AND AUTHORIZED CLIENTS ONLY
This document contains proprietary information that shall be distributed or routed only within Tollgrade Communications, Inc. and its authorized clients, except with written permission of Tollgrade.

TOLLGRADE
TLGD 6-14-03 18

What Are We Seeing Impact of F.C.C. Still Materializing Customers Beginning To Dip Broadband Toe In The Water Some State-by-State UNE-P Relief CLECs Consolidating & Getting Healthier Good Customer Base For Us DSL Rates Coming Down, i.e. Verizon More Of A Consumer DSL Focus Business Case Scrutiny High Inventory Levels Kept Low Buyers Market Cable Companies Getting Serious Regarding Deployments M&A Valuations Low

A Record of Resilience R. Craig Allison 1941 - 1998 1988 1989 1993 1995 1997 1998 2000 2001 TLGD IPO E-LPA/OIU-2E $600,000 MCU-4496 $10 Million LIGHTHOUSE(r) $45 Million $114 Million DigiTest(r) $46 Million LoopCare(tm) $81 Million

Recognition 200 Best Small Companies in America Rated # 31 - Forbes magazine, August 2002 Rated # 41 - Forbes magazine - 2001 Rated # 21 - Forbes magazine - 2000 Rated # 78 - Forbes magazine - 1998 Rated # 31 - Forbes magazine - 1997 America's 100 Fastest Growing Companies Rated # 96 - Fortune magazine, September 2002 Rated # 34 - Fortune magazine, June 2001 Market's Top 100 Stocks for 2000 Rated # 9 - Bloomberg Personal Finance magazine, January 2001 America's 25 Most Successful Small Manufacturers November 1998 - Industry Week magazine Fastest Growing Nasdaq Companies Rated # 6 - Equities magazine, July 1998

Market Capitalization IPO 12/14/95 5/14/2003 East 65.3 200 $200 MILLION $65.3 MILLION

Thank You Questions/Comments